DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	July 22, 2010

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Executive Vice President and CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Six Months Ended June 30, 2010

DANVERS, MASSACHUSETTS (July 22, 2010): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank, today reported net income of $4.9 million for the quarter ended June 30, 2010 compared to net income of $135,000 for the same quarter in 2009.  Net income for the comparable six month periods in 2010 and 2009 was $9.2 million and $1.5 million, respectively.  The combination of the acquisition of Beverly National Corporation (“Beverly”), organic growth, particularly within the loan portfolio, and the overall improvement of the Company’s net interest margin resulted in a significant increase in net interest income and a lesser increase in non-interest income.  These increases were partially offset by higher provision for loan losses, increased salaries and benefits expense and other operating expenses.  Specifically, net interest income for the three and six months ended June 30, 2010 improved by $8.1 million, or 62.2% and $16.4 million, or 64.3%, respectively, compared to the comparable periods in 2009.

Compared to the quarter ended March 31, 2010, net income increased by $692,000, or 16.3%.  Increases in non-interest income, primarily securities gains and deposit account service charges, and net interest income were offset by increases in the provision for loan losses and income taxes.

2010 second quarter financial highlights include:

•	15% annualized growth in total deposits during the second quarter;
•	Non-performing assets to total assets of 0.81% compared to 0.79% for Q2 ‘09 and 0.68% for Q1 ‘10;
•	Net interest margin of 3.66% compared to 3.13% for Q2 ‘09 and 3.66% for Q1 ‘10;
•	Net interest income increased 62.18% compared to Q2 ‘09 and 1.72% compared to Q1 ‘10; and
•	Non-interest income increased 125.96% compared to Q2 ‘09 and 53.04% compared to Q1 ‘10.

“Our core operations remained stable during the second quarter which was also marked by continued robust growth in deposits,” noted Kevin T. Bottomley, President and CEO.

Earnings per share basic and diluted for the second quarter of 2010 and 2009 were $0.24 and $0.01, respectively.  Earnings per share basic and diluted for the quarter ended March 31, 2010 were $0.21.  Earnings per share basic and diluted for the six months ended June 30, 2010 and 2009 were $0.45 and $0.09, respectively.

2010 Earnings Summary

The Company’s net interest income increased $8.1 million, or 62.2%, during the second quarter of 2010 compared to the same period in 2009.  For the comparable six month period ended June 30, 2010 and 2009, net interest income increased $16.4 million, or 64.3%.  These increases are attributable to the overall growth of the Company and in particular, the growth of the loan portfolio and the overall improvement in the Company’s net interest margin (“NIM”).  The Company’s NIM improved by 53 basis points from 3.13% for the second quarter of 2009 to 3.66% for the second quarter of 2010 mainly due to an increase in average loan balances of $488.8 million and an 89 basis point decline in overall funding costs.

DANVERS BANCORP, INC.

The Company’s second quarter net interest income increased $357,000, or 1.7%, compared to the first quarter of 2010.  We experienced a 2 basis point decline in both the yield on earning assets and the cost of interest-bearing liabilities during the quarter.  As a result, the Company’s NIM was 3.66% for both the first and second quarters of 2010.

Non-interest income for the second quarter of 2010 totaled $4.1 million, an increase of $2.3 million, or 126.0%, compared to the second quarter of 2009.  The improvement was primarily due to an increase of $1.2 million in gains on sale of securities, $443,000 in trust services fees, $377,000 in additional deposit account service fees and a $157,000 increase in the cash surrender value of bank-owned life insurance.  These increases were partially offset by a $200,000 decline in gains on sales of loans.  For the six months ended June 30, 2010, non-interest income increased $3.2 million, or 91.8%, compared to the same period in 2009.  Gains on sales of securities and trust services revenue were the two largest contributors to the increase.

Non-interest income for the second quarter of 2010 increased $1.4 million, or 53.0%, compared to the first quarter of 2010.  This increase was primarily due to $1.2 million increase in gains on sale of securities and a $139,000 increase in deposit account service charges.  In the current rate environment, management elected to sell approximately $30 million in available for sale securities and in the process somewhat shortened the duration of the overall investment portfolio.  While the Company’s general levels of non-interest revenues have shown incremental improvement, developing additional and meaningful sources of non-interest income remains a significant challenge.

Non-interest expense increased $3.7 million, or 27.1%, between the quarters ended June 30, 2010 and 2009, respectively, due primarily to increases in salaries and employee benefits and occupancy and equipment expense as a result of the additional personnel and branches related to the Beverly acquisition and the overall expansion of the branch network.  Other operating expense increased $1.1 million, or 52.4%, due primarily to the amortization of the core deposit intangible related to the acquisition.   For the six month period ended June 30, 2010, non-interest expense increased $9.4 million, or 37.0%, from the comparable period in 2009.  Salaries and benefits, occupancy and general other operating expense, related to operating the larger combined franchise, were the largest contributors to the increase in non-interest expense.

Non-interest expense decreased slightly by $205,000, or 1.2%, for the second quarter of 2010 compared to the first quarter of 2010.

Since the fully taxable components of the Company’s revenues have increased as a result of the Beverly acquisition and organic growth of the franchise, the Company booked a higher tax provision for the second quarter of 2010 compared to the first quarter of 2010.

Balance Sheet Summary

Total assets increased by $29.5 million, or 1.2%, during the six months ended June 30, 2010.  Net loans (including loans held for sale) decreased $17.7 million, or 1.1%, securities increased by $20.3 million, or 3.4%, and cash and cash equivalents increased $26.3 million, during the period ended June 30, 2010.  The strong growth of the balance sheet that the Company experienced in 2008 and 2009, in particular, the market transfer of large and well-diversified credit opportunities from some of the larger institutions in the area to some of the community banking franchises, slowed substantially during the first six months of 2010.  At the same time, the Company experienced strong deposit growth during the period.  Deposit balances increased by $167.5 million, or 9.5%, for the six months ended June 30, 2010.  The Company utilized these cash flows to fund some securities purchases and to retire all of its overnight Federal Home Loan Bank (“FHLB”) borrowing.

“Prepayments and increasing competition for loans resulted in a small decline in our loan portfolio during the second quarter when compared to the first quarter.  We expect that it will remain a challenge, but that it is still possible to return to our historic growth rates during the remainder of 2010,” said Bottomley.

DANVERS BANCORP, INC.

All of the Company’s loan portfolio categories were relatively flat during the first six months of 2010.   The trend, as it has been for the better part of the past three years, has been to systematically wind down much of the Company’s construction lending activities in favor of commercial and industrial (“C&I”) and selected permanent commercial real estate opportunities.

The Company experienced some deterioration in its asset quality metrics for the quarter ended June 30, 2010.  Total non-performing assets (“NPA’s”) increased to $20.4 million at June 30, 2010 compared to $16.8 million at March 31, 2010 and $19.2 million at December 31, 2009.  NPA’s, as a percentage of total assets, increased to 81 basis points at the end of the quarter.  This compares to NPA metrics of 68 basis points, 77 basis points and 73 basis points for the quarters ended March 31, 2010, December 31, 2009 and September 30, 2009.  At June 30, 2010, total NPA’s consisted of $12.0 million in loans considered impaired and on non-accrual, $7.4 million in performing troubled debt restructures and $1.0 million in other real estate owned (“OREO”). The number of problem credits being resolved continues to be offset by an equal number of new problem credits from quarter to quarter.  The majority of the Company’s problem credits have emanated from the pre-merger Danversbank loan portfolio.  The OREO balance consists of three properties with no particular business segment or industry concentration represented.

“Rising delinquencies in our residential lending area, in owner-occupied properties, was a source of some concern in the second quarter.  In that sense, many of the issues in our local markets are more revenue-driven than credit-driven as individuals have become unemployed and experienced difficulty returning to work.  We believe that ultimately any losses in this portfolio will be modest,” stated Bottomley.

Despite concerns over employment and some softening of the local economy, the Company’s asset quality metrics and delinquency trends continue to be stable and favorable when compared to many industry peers.  The second quarter provision for loan losses was $1.3 million compared to $1.2 million for the same period in 2009 and $1.2 million for the first quarter of 2010.  Despite slower than anticipated loan growth, the commercial profile of the Company’s loan portfolio and concerns over the economy are the reasons that management continues to augment the reserve.  The allowance for loan losses increased $1.5 million, or 10.5%, for the first six months of 2010 and represented 0.98% of total loans at June 30, 2010.  The acquisition of Beverly in the fourth quarter of 2009 and the related “purchase accounting” considerations are the reasons that the reserve represents a lower percentage of gross loans than in quarters prior to the acquisition.  Net charge-offs for the quarter and six months ended June 30, 2010 were $566,000 and $955,000, respectively.  By comparison, net charge-offs were $1.0 million and $1.4 million for the comparable periods in 2009.  The allowance represents 83.8% of non-performing loans at June 30, 2010 compared to 82.5% at December 31, 2009.

Deposits increased by $167.5 million, or 9.5%, to $1.9 billion at June 30, 2010 compared to $1.8 billion at December 31, 2009.  During the first six months of 2010, the Company experienced increases in all deposit categories.  This growth is attributable to the Company’s expanded retail branch presence and online banking initiatives.  The Company opened its Cambridge and Waltham locations in 2009 and its first retail Boston location in the first quarter of 2010 and these branches have already attracted $90.9 million in new deposit balances.  Despite the low levels of short-term interest rates, the Company has experienced success in raising core deposit balances.

The Company expects to continue with the expansion of its retail branch network and in addition to its previously announced plans to open branch locations in Needham and Lexington, it plans to open a second Boston location in the financial district.

“We are pleased that the expansion of our branch network will now include a second Boston location at 50 Milk Street, which we hope to open during the fourth quarter of 2010,” mentioned Bottomley.

Short-term advances from the FHLB decreased by $120.0 million at June 30, 2010 compared to December 31, 2009.  As a result, the Company had no overnight borrowing with the FHLB at June 30, 2010.  Management continues to replace short and long-term borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s reliance on any single funding source.  The Company had approximately $209.5 million in various FHLB term advances outstanding and $38.0 million in short-term borrowings at June 30, 2010.  The Company’s short-term borrowings consist of overnight customer repurchase agreements.  From a funding and liquidity perspective, the Company has ready access to a number of large, stable and well-diversified short-term funding sources and these alternatives are available at competitive rates given the current rate environment.

DANVERS BANCORP, INC.

Company Profile

Danvers Bancorp, Inc., the holding company for Danversbank, is headquartered in Danvers, Massachusetts.  The Company has grown to $2.5 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 26 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester, Middleton, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide wealth management and trust services, treasury management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2009 Form 10-K, issued March 16, 2010, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Cash and cash equivalents	$98,012	$71,757
Certificates of deposit	-	10,679
Securities available for sale, at fair value	492,439	481,100
Securities held to maturity, at cost	130,537	110,932
Loans held for sale	9,971	1,948
Loans	1,642,014	1,666,164
Less allowance for loan losses	(16,244)	(14,699)
Loans, net	1,625,770	1,651,465

Restricted stock, at cost	18,172	18,726
Premises and equipment, net	38,347	36,764
Bank-owned life insurance	33,558	32,900
Other real estate owned	1,020	1,427
Accrued interest receivable	9,249	9,998
Deferred tax asset, net	3,005	9,619
Goodwill and intangibles assets	33,984	35,094
Prepaid FDIC assessment	7,357	8,515
Prepaid taxes	9,769	6,348
Other assets	18,083	12,477
	$2,529,273	$2,499,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand deposits	$241,868	$224,776
Savings and NOW accounts	425,345	376,975
Money market accounts	713,524	621,683
Term certificates over $100,000	324,120	314,097
Other term certificates	228,467	228,272
Total deposits	1,933,324	1,765,803
Short-term borrowings	38,012	172,829
Long-term debt	209,528	218,475
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	24,390	27,011
Total liabilities	2,235,219	2,214,083

Stockholders' equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized;
none issued	-	-
Common stock; $0.01 par value, 60,000,000 shares authorized; 22,316,125 shares
issued	223	223
Additional paid-in capital	238,347	237,577
Retained earnings	80,242	71,864
Accumulated other comprehensive income	6,961	3,650
Unearned restricted shares - 545,558 and 639,807 shares at June 30, 2010 and
December 31, 2009, respectively	(6,368)	(6,793)
Unearned compensation - ESOP; 1,248,975 and 1,284,660 shares at
June 30, 2010 and December 31, 2009, respectively	(12,489)	(12,846)
Treasury stock, at cost; 941,339 and 610,593 shares at June 30, 2010 and
December 31, 2009, respectively	(12,862)	(8,009)
Total stockholders' equity	294,054	285,666
	$2,529,273	$2,499,749

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$24,206	$16,612	$47,595	$32,319
Interest on debt securities:
Taxable	4,975	5,096	10,356	10,518
Non-taxable	205	220	447	423
Dividends on equity securities	4	1	4	1
Interest on cash equivalents and certificates of deposit	28	98	75	195
Total interest and dividend income	29,418	22,027	58,477	43,456

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,215	647	2,268	1,195
Money market accounts	2,377	2,960	4,632	5,883
Term certificates	2,448	3,004	5,045	6,031
Interest on short-term borrowings	43	79	139	207
Interest on long-term debt and subordinated debt	2,197	2,303	4,474	4,625
Total interest expense	8,280	8,993	16,558	17,941
Net interest income	21,138	13,034	41,919	25,515
Provision for loan losses	1,300	1,200	2,500	1,960
Net interest income, after provision for loan losses	19,838	11,834	39,419	23,555

Non-interest income:
Service charges on deposits	1,223	846	2,307	1,634
Loan servicing fees	68	19	126	29
Net gain on sales of loans	144	344	243	685
Net gain on sales of securities	1,192	-	1,263	-
Increase in cash surrender value of bank-owned life insurance	342	185	658	322
Trust services	443	-	836	-
Other operating income	662	409	1,303	842
Total non-interest income	4,074	1,803	6,736	3,512

Non-interest expenses:
Salaries and employee benefits	9,349	7,248	19,205	14,221
Occupancy	1,979	1,378	4,068	2,882
Equipment	1,034	819	2,054	1,587
Outside services	526	569	1,072	812
Other real estate owned expense	189	171	375	296
Deposit insurance expense	699	1,254	1,281	1,700
Advertising expense	433	144	642	320
Other operating expense	3,072	2,016	6,070	3,553
Total non-interest expenses	17,281	13,599	34,767	25,371
Income before income taxes	6,631	38	11,388	1,696
Provision (benefit) for income taxes	1,688	(97)	2,194	178
Net income	$4,943	$135	$9,194	$1,518

Weighted-average shares outstanding:
Basic	20,295,687	15,949,439	20,359,202	16,161,734
Diluted	20,310,621	15,949,439	20,359,202	16,161,734

Earnings per share:
Basic	$0.24	$0.01	$0.45	$0.09
Diluted	$0.24	$0.01	$0.45	$0.09

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2010	2010
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$24,206	$23,389
Interest on debt securities:
Taxable	4,975	5,381
Non-taxable	205	242
Dividends on equity securities	4	-
Interest on cash equivalents and certificates of deposit	28	47
Total interest and dividend income	29,418	29,059

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,215	1,053
Money market accounts	2,377	2,255
Term certificates	2,448	2,597
Interest on short-term borrowings	43	96
Interest on long-term debt and subordinated debt	2,197	2,277
Total interest expense	8,280	8,278
Net interest income	21,138	20,781
Provision for loan losses	1,300	1,200
Net interest income, after provision for loan losses	19,838	19,581

Non-interest income:
Service charges on deposits	1,223	1,084
Loan servicing fees	68	58
Net gain on sales of loans	144	99
Net gain on sales of securities	1,192	71
Increase in cash surrender value of bank-owned life insurance	342	316
Trust services	443	393
Other operating income	662	641
Total non-interest income	4,074	2,662

Non-interest expenses:
Salaries and employee benefits	9,349	9,856
Occupancy	1,979	2,089
Equipment	1,034	1,020
Outside services	526	546
Other real estate owned expense	189	186
Deposit insurance expense	699	582
Advertising expense	433	209
Other operating expense	3,072	2,998
Total non-interest expenses	17,281	17,486
Income before income taxes	6,631	4,757
Provision for income taxes	1,688	506
Net income	$4,943	$4,251

Weighted-average shares outstanding:
Basic	20,295,687	20,423,418
Diluted	20,310,621	20,423,418

Earnings per share:
Basic	$0.24	$0.21
Diluted	$0.24	$0.21

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended June 30,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$49,979		$28	0.22%	$42,563		$98	0.92%
Debt securities: (2)
U.S. Government	3,616		1	0.11	520		3	2.31
Gov't-sponsored enterprises	252,143		2,207	3.50	188,332		2,311	4.91
Mortgage-backed	287,398		2,464	3.43	234,042		2,780	4.75
Municipal bonds	27,530		205	2.98	21,692		220	4.06
Other	10,336		303	11.73	250		2	3.20
Restricted stock	22,047		4	0.07	14,626		1	0.30
Real estate mortgages (3)	911,286		13,689	6.01	639,596		8,961	5.60
C&I loans (3)	614,753		8,968	5.84	441,482		6,599	5.98
IRBs (3)	125,408		1,506	4.80	81,037		966	4.77
Consumer loans (3)	3,487		43	4.93	3,999		86	8.60
Total interest-earning assets	2,307,983		29,418	5.10	1,668,139		22,027	5.28
Allowance for loan losses	(15,849)				(12,583)
Total earning assets less allowance
for loan losses	2,292,134				1,655,556
Non-interest-earning assets	205,784				104,369
Total assets	$2,497,918				$1,759,925

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$418,564		1,215	1.16	$208,005		647	1.24
Money market accounts	693,127		2,377	1.37	492,968		2,960	2.40
Term certificates	570,550		2,448	1.72	418,722		3,004	2.87
Total deposits	1,682,241		6,040	1.44	1,119,695		6,611	2.36
Borrowed funds:
Short-term borrowings	41,308		43	0.42	80,205		79	0.39
Long-term debt	209,849		1,813	3.46	162,391		1,805	4.45
Subordinated debt	29,965		384	5.13	29,965		498	6.65
Total interest-bearing liabilities	1,963,363		8,280	1.69	1,392,256		8,993	2.58
Non-interest-bearing deposits	223,340				128,361
Other non-interest-bearing liabilities	20,085				13,565
Total non-interest-bearing liabilities	243,425				141,926
Total liabilities	2,206,788				1,534,182
Stockholders' equity	291,130				225,743
Total liabilities and stockholders' equity	$2,497,918				$1,759,925

Net interest income			$21,138				$13,034
Net interest rate spread (4)				3.41%				2.70%
Net interest-earning assets (5)	$344,620				$275,883
Net interest margin (6)				3.66%				3.13%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.20	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Six Months Ended June 30,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$39,449		$75	0.38%	$35,043		$195	1.11%
Debt securities: (2)
U.S. Government	9,502		7	0.15	1,027		14	2.73
Gov't-sponsored enterprises	235,569		4,150	3.52	193,378		4,749	4.91
Mortgage-backed	290,765		5,592	3.85	238,959		5,751	4.81
Municipal bonds	25,987		447	3.44	20,830		423	4.06
Other	10,323		607	11.72	250		4	3.20
Restricted stock	18,951		4	0.04	14,626		1	0.01
Real estate mortgages (3)	939,312		27,339	5.82	624,526		17,445	5.59
C&I loans (3)	590,987		17,183	4.76	439,138		12,823	5.84
IRBs (3)	125,014		2,974	5.73	77,952		1,857	4.76
Consumer loans (3)	3,455		99	5.73	4,602		194	8.43
Total interest-earning assets	2,289,314		58,477	5.11	1,650,331		43,456	5.27
Allowance for loan losses	(15,469)				(12,464)
Total earning assets less allowance
for loan losses	2,273,845				1,637,867
Non-interest-earning assets	205,314				102,310
Total assets	$2,479,159				$1,740,177

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$407,663		2,268	1.11	$196,923		1,195	1.21
Money market accounts	673,166		4,632	1.38	479,715		5,883	2.45
Term certificates	564,620		5,045	1.79	399,410		6,031	3.02
Total deposits	1,645,449		11,945	1.45	1,076,048		13,109	2.44
Borrowed funds:
Short-term borrowings	63,783		139	0.44	104,246		207	0.39
Long-term debt	213,400		3,648	3.42	162,585		3,594	4.42
Subordinated debt	29,965		826	5.51	29,965		1,031	6.88
Total interest-bearing liabilities	1,952,597		16,558	1.70	1,372,844		17,941	2.61
Non-interest-bearing deposits	218,328				126,514
Other non-interest-bearing liabilities	18,723				13,508
Total non-interest-bearing liabilities	237,051				140,022
Total liabilities	2,189,648				1,512,866
Stockholders' equity	289,511				227,311
Total liabilities and stockholders' equity	$2,479,159				$1,740,177

Net interest income			$41,919				$25,515
Net interest rate spread (4)				3.41%				2.66%
Net interest-earning assets (5)	$336,717				$277,487
Net interest margin (6)				3.66%				3.09%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.17	x			1.20	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended
	June 30, 2010				March 31, 2010
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)

Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$49,979		$28	0.22%	$27,052		$47	0.69%
Debt securities: (2)
U.S. Government	3,616		1	0.11	15,493		6	0.15
Gov't-sponsored enterprises	252,143		2,207	3.50	218,927		1,943	3.55
Mortgage-backed	287,398		2,464	3.43	294,141		3,129	4.26
Municipal bonds	27,530		205	2.98	24,417		242	3.96
Other	10,336		303	11.73	10,310		303	11.76
Restricted stock	22,047		4	0.07	18,951		-	-
Real estate mortgages (3)	911,286		13,689	6.01	967,439		13,650	5.64
C&I loans (3)	614,753		8,968	5.84	567,021		8,215	5.80
IRBs (3)	125,408		1,506	4.80	124,625		1,468	4.71
Consumer loans (3)	3,487		43	4.93	3,644		56	6.15
Total interest-earning assets	2,307,983		29,418	5.10	2,272,020		29,059	5.12
Allowance for loan losses	(15,849)				(15,083)
Total earning assets less allowance
for loan losses	2,292,134				2,256,937
Non-interest-earning assets	205,784				206,360
Total assets	$2,497,918				$2,463,297

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$418,564		1,215	1.16	$396,621		1,053	1.06
Money market accounts	693,127		2,377	1.37	653,047		2,255	1.38
Term certificates	570,550		2,448	1.72	558,538		2,597	1.86
Total deposits	1,682,241		6,040	1.44	1,608,206		5,905	1.47
Borrowed funds:
Short-term borrowings	41,308		43	0.42	86,494		96	0.44
Long-term debt	209,849		1,813	3.46	216,992		1,835	3.38
Subordinated debt	29,965		384	5.13	29,965		442	5.90
Total interest-bearing liabilities	1,963,363		8,280	1.69	1,941,657		8,278	1.71
Non-interest-bearing deposits	223,340				213,156
Other non-interest-bearing liabilities	20,085				20,612
Total non-interest-bearing liabilities	243,425				233,768
Total liabilities	2,206,788				2,175,425
Stockholders' equity	291,130				287,872
Total liabilities and stockholders' equity	$2,497,918				$2,463,297

Net interest income			$21,138				$20,781
Net interest rate spread (4)				3.41%				3.41%
Net interest-earning assets (5)	$344,620				$330,363
Net interest margin (6)				3.66%				3.66%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.17	x

(1) Yields are annualized
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
SELECTED FINANCIAL RATIOS AND OTHER DATA
(Unaudited)

					At or For
	At or For the		At or For the		the Three
	Three Months Ended		Six Months Ended		Months Ended
	June 30,		June 30,		March 31,
	2010	2009	2010	2009	2010

Performance Ratios:

Return on assets (ratio of income to average total assets) (1)	0.79%	0.03%	0.74%	0.17%	0.69%
Return on equity (ratio of income to average equity) (1)	6.79%	0.24%	6.35%	1.34%	5.91%
Net interest rate spread (1) (2)	3.41%	2.70%	3.41%	2.66%	3.41%
Net interest margin (1) (3)	3.66%	3.13%	3.66%	3.09%	3.66%
Efficiency ratio (4)	66.34%	91.45%	69.17%	87.21%	72.22%
Non-interest expenses to average total assets (1)	2.77%	3.09%	2.80%	2.92%	2.84%
Average interest-earning assets to interest-bearing liabilities	1.18x	1.20x	1.17x	1.20x	1.17x

Asset Quality Ratios:

Non-performing assets to total assets	0.81%	0.79%	0.81%	0.79%	0.68%
Non-performing loans to total loans	1.17%	1.05%	1.17%	1.05%	0.93%
Allowance for loan losses to non-performing loans	83.76%	101.41%	83.76%	101.41%	99.80%
Allowance for loan losses to total loans	0.98%	1.07%	0.98%	1.07%	0.93%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	16.70%	20.16%	16.70%	20.16%	16.60%
Tier 1 risk-based capital (to risk-weighted assets)	15.79%	19.18%	15.79%	19.18%	15.72%
Tier 1 leverage capital (to average assets)	11.42%	14.21%	11.42%	14.21%	11.52%
Stockholders' equity to total assets	11.63%	12.46%	11.63%	12.46%	11.82%
Average stockholders' equity to average assets	11.65%	12.83%	11.68%	13.06%	11.69%

(1)	Ratios are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets.
(4)
The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.